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

                                   EXHIBIT 11

                        Golden West Financial Corporation
        Statement of Computation of Basic and Diluted Earnings Per Share
                                            (Dollars in thousands except per share figures)


                                                                  Three Months Ended               Six Months Ended
                                                                       June 30                         June 30
                                                             -----------------------------   -----------------------------
                                                                  2000            1999            2000            1999
                                                             -------------   -------------   -------------   -------------

Net Earnings                                                 $    133,262    $    122,387    $    259,196    $    242,755
                                                             =============   =============   =============   =============

Weighted Average Shares                                       157,999,885     167,665,377     158,979,248     168,698,412
    Add:  Options outstanding at period end                     6,735,779       5,526,915       6,735,779       5,526,915
    Less:  Shares assumed purchased back with
              proceeds of options exercised                     5,141,709       3,895,077       5,487,657       3,921,822
                                                             -------------   -------------   -------------   -------------
Diluted Average Shares Outstanding                            159,593,955     169,297,215     160,227,370     170,303,505
                                                             =============   =============   =============   =============

Basic Earnings Per Share                                      $       .84    $        .73     $      1.63     $      1.44
                                                             =============   =============   =============   =============

Diluted Earnings Per Share                                    $       .84    $        .72     $      1.62     $      1.43
                                                             =============   =============   =============   =============
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